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                                                                    EXHIBIT 23.4


                    [PRICEWATERHOUSECOOPERS LLP LETTERHEAD]


Securities and Exchange Commission
Washington, D.C.
United States of America
20549


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Current Report S-3 of our report dated July 3, 1998, relating to the financial statements of JDS FITEL Inc.



/s/ PRICEWATERHOUSECOOPERS LLP
------------------------------

Chartered Accountants
Ottawa, Ontario
July 12, 1999